UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2016 (June 17, 2016)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in Key Energy Services, Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the three months ended March 31, 2016, in connection with a disagreement with its lenders over the asset coverage ratio covenants in its term loan and ABL facilities, the Company entered into a Forbearance Agreement dated May 11, 2016 (the “Term Loan Forbearance”) with certain of the lenders under its term loan facility and a Limited Consent and Forbearance Agreement dated May 11, 2016 (together with the Term Loan Forbearance, the “Forbearance Agreements”) with certain of the lenders under its ABL facility. Pursuant to the Forbearance Agreements, the applicable lenders agreed that they would forbear through June 6, 2016 (which was subsequently extended to June 20, 2016) from exercising remedies available to them in respect of the identified matters.

On June 17, 2016, the Company and certain of its lenders agreed to amend the Forbearance Agreements to further extend the forbearance period thereunder from June 20, 2016 to July 18, 2016, with such forbearance continuing after such date until terminated by such lenders on not less than five business days’ notice to the Company. As consideration for the term loan lenders’ forbearance, the Company prepaid $2.5 million in principal and accrued interest under the term loan facility. The Company remains in active discussions with its lenders and noteholders regarding transactions and alternatives designed to reduce its debt and improve its liquidity.

The foregoing description is qualified in its entirety by reference to the full text of the amendments to the Forbearance Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 2 dated June 17, 2016 to that certain Forbearance Agreement dated as of May 11, 2016, as amended by Amendment No. 1 dated June 6, 2016, among Key Energy Services, Inc., each of the guarantors party thereto, each of the Lenders party thereto and Cortland Capital Market Services LLC, as administrative agent for the Lenders.

10.2	Amendment No. 2 dated June 17, 2016 to that certain Limited Consent to Loan Agreement and Forbearance Agreement, dated May 11, 2016, as amended by Amendment No. 1 dated June 6, 2016, among Key Energy Services, Inc., Key Energy Services, LLC, certain subsidiaries of the Borrowers as Guarantors, Lenders and Co-Collateral Agents party thereto and Bank of America, N.A., as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: June 20, 2016	By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 dated June 17, 2016 to that certain Forbearance Agreement dated as of May 11, 2016, as amended by Amendment No. 1 dated June 6, 2016, among Key Energy Services, Inc., each of the guarantors party thereto, each of the Lenders party thereto and Cortland Capital Market Services LLC, as administrative agent for the Lenders.

10.2	Amendment No. 2 dated June 17, 2016 to that certain Limited Consent to Loan Agreement and Forbearance Agreement, dated May 11, 2016, as amended by Amendment No. 1 dated June 6, 2016, among Key Energy Services, Inc., Key Energy Services, LLC, certain subsidiaries of the Borrowers as Guarantors, Lenders and Co-Collateral Agents party thereto and Bank of America, N.A., as administrative agent for the Lenders.